Exhibit 99.1
DigitalGlobe Reports Third Quarter 2010 Results
Longmont, Colorado, November 2, 2010 — DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the third quarter ended September 30, 2010.
Third quarter 2010 revenue was $80.5 million, an increase of 12% compared with the same period last year. This quarter’s revenue is lower than was anticipated due to the recent conclusion that $8.3 million of non-refundable cash payments related to the service level agreement (SLA) portion of the EnhancedView contract with the U.S. Government, which began on Sept. 1, 2010, were recorded as deferred revenue. Included in third quarter revenue is $6.4 million of amortized revenue related to NextView, the predecessor to the EnhancedView contract. Third quarter 2010 net income was $0.8 million, or $0.02 per diluted share, compared with net income of $14.6 million, or $0.32 per diluted share, for the same period last year.
Third quarter 2010 Adjusted EBITDA, a non-GAAP financial measure, was $44.9 million, compared with third quarter 2009 Adjusted EBITDA of $37.4 million. This Adjusted EBITDA metric is different from the company’s previous Adjusted EBITDA metric. It now includes the current-quarter deferred revenue related to EnhancedView and, for both periods, excludes $6.4 million of amortized revenue related to NextView.
Under the EnhancedView contract, the company’s annual cash payments related to the SLA portion of the contract, effective Sept. 1, 2010, increase to $250 million from the $150 million in payments provided for under the now-expired NextView SLA. The company has recently concluded that it will begin accounting for approximately $100 million of the annual EnhancedView SLA payment as deferred revenue for the first contract year of the EnhancedView SLA. The annual deferral amount is expected to decrease over time as the company increases capacity available to the U.S. Government through improvements to its regional ground terminal network and the launch and commissioning of its next satellite, WorldView-3, which is currently expected to be ready for launch in 2014.
“We are pleased with our third quarter operating and financial results. We met or exceeded our performance goals in all areas of the business,” said Jill Smith, Chairman and Chief Executive Officer. “We are delighted to start the new EnhancedView era with the U.S. Government, and to expanding our relationship with this important customer.”
Third Quarter Business Highlights
•
The Defense and Intelligence segment revenue was $63.2 million, up 9% compared with the third quarter 2009, driven primarily by the company’s Direct Access Program (DAP). This excludes $8.3 million of deferred revenue related to EnhancedView, and includes $6.4 million related to NextView.

•
The company’s Direct Access Program (DAP) generated $10.5 million in revenue, driving year-over-year growth of 260% in the International Defense and Intelligence sector. All four of the company’s DAP customers contributed revenue in the quarter at a full annualized run rate.

•
The Commercial segment revenue was $17.3 million, up 25% compared with the third quarter 2009, powered primarily by growth in the consumer sector and new opportunities in the enterprise sector. Year-to-date commercial segment revenue of $49.7 million is up 40% compared with the third quarter of 2009.

•
The company signed or extended contracts with several customers in the quarter, including: The People’s Republic of China Ministry of Land Resources and Singapore Land Authority in the International Civil sector; and NAVTEQ, Navionics and Callaway Golf in the Consumer sector.

•	The company’s ImageLibrary now holds more than 90 percent of the earth’s landmass, of which nearly 80 percent of its imagery less than two years old.
Full-Year 2010 Outlook
The company is updating its full-year 2010 outlook:
•
Full year 2010 total revenue is expected to be between $317 and $327 million. This amount excludes $33 million of deferred revenue related to EnhancedView and includes amortized payments related to NextView.

•	Full year 2010 EPS is expected to be in a range of $0.06 to $0.16.

•
Full year 2010 Adjusted EBITDA is expected to be between $177 and $187 million. This amount represents the new calculation of Adjusted EBITDA, which includes $33 million of deferred revenue related to EnhancedView and excludes $26 million of amortized payments related to NextView.

•	Capital expenditures for 2010 are expected to be between $90 and $100 million.
Important factors, including those discussed in the company’s filings with the Securities and Exchange Commission, could cause actual results to differ from the company’s expectations and those differences may be material.
Conference Call Information
DigitalGlobe’s management will host a conference call today at 5 p.m. EDT to discuss third quarter 2010 results.
The conference call dial-in numbers are as follows:
U.S. /Canada dial-in: 866.921.3936
International dial-in: 706.679.9623
Passcode: 1604-7032
A replay of the call will be available through December 2, 2010 at the following numbers:
U.S./Canada dial-in: 800-642-1687
International dial-in: 706-645-9291
Passcode: 1604-7032
DigitalGlobe will also sponsor a live and archived webcast of the conference call on its website, www.digitalglobe.com. Supplemental earnings materials are also available at this website.
About DigitalGlobe
Longmont, Colorado-based DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense, intelligence, and homeland security applications, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than 1 billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, please visit www.digitalglobe.com.
DigitalGlobe is a registered trademark of DigitalGlobe.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This presentation and other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.
Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the loss or impairment of our satellites; delays in the construction and launch of WorldView-3; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.
Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss adjusted for depreciation and amortization, net interest income or expense, income tax expense (benefit), loss on disposal of assets, restructuring, loss on early extinguishment of debt and, non-cash stock compensation expense, EnhancedView deferred revenue and amortization of pre-FOC payments related to NextView.
Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.
Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are generally non-core in nature and including EnhancedView deferred revenue.
We believe that the elimination of certain non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items in combination with the addition of the non-refundable EnhancedView SLA payments from NGA facilitate comparison of our operating performance to companies in our industry. We believe this Adjusted EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.
Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes other income (expense), net, because these items are not related to our primary operations.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.
FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(in millions, except share and per share data)	2009	2010	2009	2010
Revenue	$71.8	$80.5	$209.0	$238.6
Costs and expenses:
Cost of revenue, excluding depreciation and amortization presented below	7.8	11.0	22.2	31.2
Selling, general and administrative	21.5	28.2	65.6	81.2
Depreciation and amortization	18.6	29.2	56.2	89.3

Income from operations	23.9	12.1	65.0	36.9
Loss from early extinguishment of debt	—	—	(7.7)	—
Loss on derivative instruments	—	—	(1.8)	—
Interest income (expense), net	—	(10.0)	0.1	(30.6)

Income before income taxes	23.9	2.1	55.6	6.3
Income tax expense	(9.3)	(1.3)	(22.0)	(3.5)

Net income	$14.6	$0.8	$33.6	$2.8

Earnings per share:
Basic earnings per share	$0.33	$0.02	$0.76	$0.06

Diluted earnings per share	$0.32	$0.02	$0.75	$0.06

Weighted average common shares outstanding:
Basic	44,679,714	43,592,795	44,152,352	44,190,324

Diluted	45,397,989	46,290,933	44,740,004	46,306,120

DigitalGlobe, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
($ in millions)	2009	2010	2009	2010
Net income	$14.6	$0.8	$33.6	$2.8
Depreciation and amortization	18.6	29.2	56.2	89.3
Loss from early extinguishment of debt	—	—	7.7	—
Loss on derivative instrument	—	—	1.8	—
Interest (income) expense, net	—	10.0	(0.1)	30.6
Income tax expense	9.3	1.3	22.0	3.5
Non-cash stock compensation expense	1.3	1.7	5.5	4.6
EnhancedView deferred revenue	—	8.3	—	8.3
Amortization of Pre-FOC payments related to NextView	(6.4)	(6.4)	(19.1)	(19.1)

Adjusted EBITDA	$37.4	$44.9	$107.6	$120.0

Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.

DigitalGlobe, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	September 30,
(in millions, except share and per share data)	2009	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97.0	$187.8
Restricted cash	7.3	6.7
Accounts receivable, net of allowance for doubtful accounts of $1.2 and $1.3, respectively	49.7	46.8
Prepaid and current assets	12.0	12.8
Income tax receivable	3.9	3.8
Deferred taxes	1.7	62.4

Total current assets	171.6	320.3
Property and equipment, net of accumulated depreciation of $361.1 and $449.3, respectively	891.0	856.7
Goodwill	8.7	8.7
Intangibles, net of accumulated amortization of $7.2 and $7.4, respectively	1.8	0.5
Aerial image library	5.4	2.1
Long-term restricted cash	16.7	14.5
Long-term deferred contract costs	36.2	47.5
Other assets, net	9.1	7.8

Total assets	$1,140.5	$1,258.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4.3	$4.2
Accrued interest	6.2	15.5
Other accrued liabilities	17.9	44.2
Current portion of deferred revenue	32.8	36.3

Total current liabilities	61.2	100.2
Long-term accrued liability	—	6.5
Deferred revenue	239.6	231.3
Deferred lease incentive	5.4	4.3
Long-term debt	343.5	345.4
Long-term deferred tax liability	11.3	74.3

Total liabilities	$661.0	$762.0
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at December 31, 2009 and September 30, 2010	$—	$—
Common stock; $0.001 par value; 250,000,000 shares authorized; 45,122,593 shares issued and outstanding at December 31, 2009 and 45,869,030 shares issued and outstanding at September 30, 2010	0.2	0.2
Treasury stock, at cost; 44,039 shares at December 31, 2009 and at September 30, 2010	(0.7)	(0.7)
Additional paid-in capital	496.0	509.8
Accumulated deficit	(16.0)	(13.2)

Total stockholders’ equity	479.5	496.1

Total liabilities and stockholders’ equity	$1,140.5	$1,258.1

DigitalGlobe, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Nine Months Ended September 30,
($ in millions)	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33.6	$2.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	56.2	89.3
Recognition of pre-FOC payments	(19.1)	(19.1)
Non-cash amortization	4.0	5.5
Non-cash stock compensation expense	5.5	4.6
Amortization of debt issuance costs	—	3.4
Non-cash portion of loss on extinguishment of debt	5.3	—
Deferred income taxes	20.5	2.3
Changes in:
Accounts receivable, net	6.1	2.9
Accounts receivable from related party	(0.2)	—
Aerial image library	(4.7)	—
Other assets	(4.6)	(1.0)
Accounts payable	(0.8)	0.3
Accounts payable and accrued liabilities to related parties	3.5	—
Accrued liabilities	(0.4)	20.7
Deferred contract costs from related party	(11.7)	—
Deferred contract costs	—	(14.2)
Deferred revenue	11.7	14.3
Deferred revenue related party	2.1	—

Net cash flows provided by operating activities	107.0	111.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(121.4)	(25.6)
Other property, equipment and intangible additions	(7.2)	(7.5)
Settlements from derivative instrument	(22.8)	—
Change in restricted cash	(2.8)	2.8

Net cash flows used in investing activities	(154.2)	(30.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt, net of issuance costs	330.9	—
Proceeds from initial public offering, net of issuance costs	21.7	(0.3)
Repayment of notes	(270.0)	—
Payments for repurchase of common stock	(0.4)	—
Proceeds from exercise of stock options	0.3	9.6

Net cash flows provided by financing activities	82.5	9.3

Net increase in cash and cash equivalents	35.3	90.8
Cash and cash equivalents, beginning of period	60.8	97.0

Cash and cash equivalents, end of period	$96.1	$187.8

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$2.4	$(2.1)
Cash paid for interest payments, net of amounts capitalized	$—	$11.0
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash property and equipment accruals, including interest	$8.1	$(20.7)
Non-cash items capitalized in construction in progress	5.5	0.1

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Contacts

Investor Contact:	Media Contact:

Investor Relations Contact: David Banks (303) 684-4210 ir@digitalglobe.com	Media Relations Contact: Dan Walsh Racepoint Group (781) 487-4633 digitalglobe@racepointgroup.com
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